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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          DATE OF REPORT: MARCH 5, 2001
                (DATE OF EARLIEST EVENT REPORTED: MARCH 1, 2001)

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



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

          DELAWARE                              1-11234                         76-0380342
(State or other jurisdiction                  (Commission                    (I.R.S. Employer
      of incorporation)                      File Number)                   Identification No.)
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                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On March 1, 2001, Kinder Morgan Energy Partners, L.P. issued a press release announcing that it had closed the acquisition of all the assets to be purchased from GATX Corporation other than CALNEV Pipe Line Company. The CALNEV acquisition is expected to be completed late in the first quarter or early in the second quarter of 2001, upon satisfaction of certain regulatory approvals. Kinder Morgan Energy Partners, L.P. paid approximately $620 million in cash and assumed debt and other liabilities of approximately $170 million in conjunction with the initial closing. The remaining consideration for the approximately $1.15 billion transaction will be paid at the time of the CALNEV closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         99(a)    Press release issued March 1, 2001.



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                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       KINDER MORGAN ENERGY PARTNERS, L.P.

                                       By: KINDER MORGAN G.P., INC.,
                                           its general partner


          Dated: March 5, 2001         By: /S/JOSEPH LISTENGART
                                          ---------------------------------
                                           Joseph Listengart
                                           Vice President, General Counsel and
                                           Secretary


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                                  EXHIBIT INDEX



         Exhibit
         -------
         99(a)             Press release issued March 1, 2001.